UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

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FORM 8-K

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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (date of earliest reported event):  November 12, 2015

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POSTROCK ENERGY CORPORATION

(Exact name of registrant as specified in its charter)

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Commission File No. 001-34635

Delaware	27-0981065
(State or other jurisdiction of Incorporation or organization)	(I.R.S. Employer Identification No.)
210 Park Avenue Oklahoma City, Oklahoma (Address of Principal Executive Offices)	73102 (Zip Code)

Registrant’s Telephone Number, including Area Code:  (405) 600-7704

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01Entry into a Material Definitive Agreement.

On November 12, 2015, PostRock Energy Services Corporation and PostRock MidContinent Production, LLC (“PostRock”), the borrowers under the Third Amended and Restated Credit Agreement dated as of December 20, 2012 (the “Credit Agreement”), announced that the borrowing base on its bank credit facility was set at $39 million as of November 1, 2015.  This reflects a $37 million reduction from the $76 million borrowing base which was last re-determined as of May 1, 2015.  The reduction on the borrowing base is due to the decline in oil and natural gas prices, the roll off of hedges, and production of reserves since May 1, 2015.  This new borrowing base will remain in effect until the next date the borrowing base is re-determined pursuant to the bank credit facility.

On November 12, 2015, PostRock had $76.18 million (including issued but undrawn letters of credit) utilized on its bank credit facility resulting in a borrowing base deficiency of $37.18 million.  In accordance with the bank credit facility, PostRock has thirty (30) days, after being notified of such deficiency by the administrative agent under the bank credit facility, to indicate in writing its course of action to eliminate such deficiency.

Item 7.01 Regulation FD Disclosure.

On November 17, 2015, PostRock Energy Corporation issued a press release announcing the reduction of the borrowing base of its bank credit facility.  The press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Item 9.01Financial Statements and Exhibits.

(d)Exhibits.

EXHIBIT NUMBER	DESCRIPTION

99.1	Press Release issued November 17, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POSTROCK ENERGY CORPORATION

Casey E. Bigelow
Chief Accounting Officer, Secretary and Treasurer

Date: November 18, 2015

Index to Exhibits

EXHIBIT NUMBER	DESCRIPTION

99.1	Press Release issued November 17, 2015.